Exhibit 99.1

Trimble Announces Record 2018 Financial Results

•	Fourth Quarter 2018 GAAP Revenue $785.5 million; Non-GAAP Revenue $792.9 million; GAAP Diluted Earnings Per Share $0.34; Non-GAAP Diluted Earnings Per Share $0.48

•	Fiscal 2018 GAAP Revenue $3,108.4 million; Non-GAAP Revenue $3,132.0 million; GAAP Diluted Earnings Per Share $1.12; Non-GAAP Diluted Earnings Per Share $1.94

SUNNYVALE, Calif., Feb. 6, 2019 - Trimble Inc. (NASDAQ: TRMB) today announced fourth quarter and fiscal year 2018 financial results.

Fourth Quarter 2018 Financial Summary

Fourth quarter 2018 GAAP revenue of $785.5 million was up 12 percent as compared to the fourth quarter of 2017. Fourth quarter 2018 non-GAAP revenue of $792.9 million was up 13 percent as compared to the fourth quarter of 2017.

Buildings and Infrastructure revenue was $287.0 million, up 40 percent. Geospatial revenue was $178.8 million, up 2 percent. Resources and Utilities revenue was $130.1 million, down 2 percent. Transportation revenue was $197.0 million, up 4 percent. Segment revenues reflect the results of Trimble’s reportable segments under its management reporting system and are non-GAAP measures.

GAAP operating income was $89.6 million, up 61 percent as compared to the fourth quarter of 2017. GAAP operating margin was 11.4 percent of revenue as compared to 8.0 percent of revenue in the fourth quarter of 2017.

GAAP net income was $86.5 million, up 341 percent as compared to the fourth quarter of 2017. GAAP diluted earnings per share was $0.34 as compared to GAAP diluted loss per share of $(0.14) in the fourth quarter of 2017.

Non-GAAP operating income of $171.9 million was up 43 percent as compared to the fourth quarter of 2017. Non-GAAP operating margin was 21.7 percent of revenue as compared to 17.1 percent of revenue in the fourth quarter of 2017.

Non-GAAP net income of $122.3 million was up 31 percent as compared to the fourth quarter of 2017. Non-GAAP diluted earnings per share were $0.48 as compared to non-GAAP diluted earnings per share of $0.37 in the fourth quarter of 2017.

The GAAP tax rate for the quarter resulted in a benefit of 28 percent as compared to an expense of 174 percent in the fourth quarter of 2017, and the non-GAAP tax rate was 19 percent as compared to 23 percent in the fourth quarter of 2017. GAAP tax rates for the fourth quarter and full year of 2018 were impacted by substantial changes in tax laws on a year-over-year basis.

During the fourth quarter, Trimble repurchased approximately 1.1 million shares of its common stock for $40 million.

“Our robust quarterly results closed a record year for Trimble. Revenue growth was aided by the strong performance of recent acquisitions, which are outperforming expectations,” said Steven W. Berglund, Trimble’s president and chief executive officer. “Operating margins reflected notable expansion, driven by high operating leverage. Despite the potential effects of trade conflicts and some regional concerns, we remain confident about the potential for 2019 and beyond.”

Fiscal 2018 Financial Summary

Fiscal 2018 GAAP revenue of $3,108.4 million was up 17 percent as compared to fiscal 2017. Fiscal 2018 non-GAAP revenue of $3,132.0 million was up 18 percent as compared to fiscal 2017.

Buildings and Infrastructure revenue was $1,087.7 million, up 31 percent. Geospatial revenue was $723.1 million, up 10 percent. Resources and Utilities revenue was $568.1 million, up 18 percent. Transportation revenue was $753.1 million, up 11 percent. Segment revenues reflect the results of Trimble’s reportable segments under its management reporting system and are non-GAAP measures.

GAAP operating income was $320.7 million, up 36 percent as compared to fiscal 2017. GAAP operating margin was 10.3 percent of revenue as compared to 8.9 percent of revenue in fiscal 2017.

GAAP net income was $282.8 million, up 139 percent as compared to fiscal 2017. GAAP diluted earnings per share were $1.12 as compared to GAAP diluted earnings per share of $0.46 in fiscal 2017.

Non-GAAP operating income of $643.9 million was up 37 percent as compared to fiscal 2017. Non-GAAP operating margin was 20.6 percent of revenue as compared to 17.8 percent of revenue in fiscal 2017.

Non-GAAP net income of $491.7 million was up 32 percent as compared to fiscal 2017. Non-GAAP diluted earnings per share were $1.94 as compared to non-GAAP diluted earnings per share of $1.45 in fiscal 2017.

The GAAP tax rate for the year resulted in a benefit of 2 percent as compared to an expense of 52 percent in fiscal 2017, and the non-GAAP tax rate was 19 percent as compared to 23 percent in fiscal 2017.

Operating cash flow for fiscal 2018 was $486.7 million, up 13 percent as compared to fiscal 2017. Deferred revenue for fiscal 2018 was $387.2 million, up 40 percent as compared to fiscal 2017.

During fiscal 2018, Trimble repurchased approximately 2.4 million shares for $90.0 million. Approximately $352 million remains under the current share repurchase authorization as of the end of the fourth quarter.

Forward Looking Guidance

For the first quarter of 2019, Trimble expects to report GAAP revenue between $792 million and $817 million and GAAP earnings per share of $0.21 to $0.25, and non-GAAP revenue between $795 million and $820 million and non-GAAP earnings per share of $0.44 to $0.48. GAAP guidance assumes a tax rate of 18 percent and non-GAAP guidance assumes a tax rate of 20 percent. Both GAAP and non-GAAP earnings per share assume approximately 254 million shares outstanding. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.

Investor Conference Call / Webcast Details

Trimble will hold a conference call on February 6 at 2:00 p.m. PT to review its fourth quarter and full year 2018 results. An accompanying slide presentation will be made available on the “Investors” section of the Trimble website, www.trimble.com, under the subheading “Events & Presentations.” The call will be broadcast live on the web at http://investor.trimble.com. Investors without Internet access may dial into the call at (800) 528-9198 (U.S.) or (702) 928-6633 (international). The passcode is 9386684. The replay will also be available on the web at the address above.

Segment Data

Segment data reflects the results of Trimble’s reportable segments under its management reporting system. Segment revenue and operating income are consistent with the respective non-GAAP measures discussed below and in the attached supplemental schedules.

Use of Non-GAAP Financial Information

In addition to financial information prepared in accordance with GAAP, this press release also contains certain non-GAAP financial measures based upon management’s view of performance, including:

•	Non-GAAP revenue

•	Non-GAAP operating income

•	Non-GAAP operating margin

•	Non-GAAP net income

•	Diluted non-GAAP earnings per share

•	Non-GAAP tax rate

Beginning in the third quarter of 2018, the Company started reporting a non-GAAP revenue measure. Trimble believes this measure helps investors understand the performance of the business as non-GAAP revenue excludes the effects of certain acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends. Prior periods have also been restated to reflect this non-GAAP measure.

Investors are encouraged to review the specific non-GAAP measures, which Trimble uses along with a reconciliation to the nearest comparable GAAP measures and the explanation for why these non-GAAP measures provide useful information to investors regarding the financial condition and results of operations and why management chose to exclude selected items, which can be found at the end of this press release. Additional financial information about Trimble’s use of non-GAAP results can be found on the investor relations page of Trimble’s website at: http://investor.trimble.com.

About Trimble

Trimble is transforming the way the world works by delivering products and services that connect the physical and digital worlds. Core technologies in positioning, modeling, connectivity and data analytics enable customers to improve productivity, quality, safety and sustainability. From purpose built products to enterprise lifecycle solutions, Trimble software, hardware and services are transforming of industries such as agriculture, construction, geospatial and transportation and logistics. For more information about Trimble (NASDAQ:TRMB), visit: www.trimble.com.

Safe Harbor

Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations for future financial market and economic conditions, whether the positive trend in financial results will continue in 2019, the impact of acquisitions, the ability to achieve long-term business model targets, including the respect to organic growth, software growth and target net working capital and capex expectations for future R&D spend, the ability to deliver revenue, earnings per share and other financial projections that Trimble has guided for the first quarter of 2019 and beyond, including the expected tax rate, anticipated impact of stock-based compensation expense, amortization of intangibles related to previous acquisitions, anticipated acquisition costs, restructuring charges, the anticipated number of diluted shares outstanding, and our long-term growth targets and operating margins. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. For example, Trimble’s expected tax rate is based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017 (”TCJA”), and current expected income and may be affected by evolving interpretations of TCJA; the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets. The Company’s results may be adversely affected if the Company is unable to market, manufacture and ship new products, obtain new customers, or effectively integrate new acquisitions, including our recent acquisition of Viewpoint. The Company’s results would also be negatively impacted by adverse geopolitical developments, weakening in the macro environment, foreign exchange fluctuations, critical part supply chain shortages, or the imposition of barriers to international trade. Any failure to achieve predicted results could negatively impact the Company’s revenues, cash flow from operations, and other financial results. The Company’s financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10- K. Undue reliance should not be placed on any forward-looking statement contained herein, especially in light of greater uncertainty than normal in the economy in general. These statements reflect the Company’s position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In millions, except per share data)

(Unaudited)

	Fourth Quarter of		Fiscal Years
	2018	2017 * As Adjusted	2018	2017 * As Adjusted
Revenue:
Product	$471.4	$459.4	$1,999.9	$1,763.8
Service	167.3	132.6	588.7	475.4
Subscription	146.8	107.8	519.8	407.3

Total revenue	785.5	699.8	3,108.4	2,646.5

Cost of sales:
Product	215.8	233.0	938.9	875.6
Service	63.5	53.3	247.3	194.4
Subscription	43.0	30.7	138.0	113.1
Amortization of purchased intangible assets	28.0	23.3	103.2	85.8

Total cost of sales	350.3	340.3	1,427.4	1,268.9

Gross margin	435.2	359.5	1,681.0	1,377.6

Gross margin (%)	55.4%	51.4%	54.1%	52.1%
Operating expense:
Research and development	112.6	98.1	446.1	370.2
Sales and marketing	125.2	105.6	479.8	400.1
General and administrative	87.2	83.3	349.8	301.7
Restructuring charges	1.9	0.4	8.2	6.9
Amortization of purchased intangible assets	18.7	16.4	76.4	63.0

Total operating expense	345.6	303.8	1,360.3	1,141.9

Operating income	89.6	55.7	320.7	235.7
Non-operating income (expense), net:
Interest expense, net	(22.4)	(6.8)	(73.2)	(25.2)
Foreign currency transaction gain (loss), net	(0.1)	0.3	0.5	3.3
Income from equity method investments, net	5.5	6.7	28.7	29.5
Other income (loss), net	(4.6)	(7.3)	1.3	4.9

Total non-operating income (expense), net	(21.6)	(7.1)	(42.7)	12.5

Income before taxes	68.0	48.6	278.0	248.2
Income tax provision (benefit)	(18.8)	84.4	(5.3)	129.7

Net income (loss)	86.8	(35.8)	283.3	118.5
Less: Net gain attributable to noncontrolling interests	0.3	0.1	0.5	0.1

Net income (loss) attributable to Trimble Inc.	$86.5	$(35.9)	$282.8	$118.4

Net income (loss) per share attributable to Trimble Inc.
Basic	$0.34	$(0.14)	$1.13	$0.47

Diluted	$0.34	$(0.14)	$1.12	$0.46

Shares used in calculating net income (loss) per share:
Basic	251.4	250.9	250.0	252.1

Diluted	254.6	250.9	253.4	256.7

*	Prior-period information has been restated for the adoption of ASC 606, Revenue from Contracts with Customers.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

As of	Fiscal Year End 2018	Fiscal Year End 2017 * As Adjusted
Assets
Current assets:
Cash and cash equivalents	$172.5	$358.5
Short term investments	—	178.9
Accounts receivable, net	512.6	427.7
Other receivables	33.2	42.8
Inventories	298.0	264.6
Other current assets	72.8	39.2

Total current assets	1,089.1	1,311.7
Property and equipment, net	212.9	174.0
Goodwill	3,540.0	2,287.1
Other purchased intangible assets, net	744.3	364.8
Deferred costs, non-current	41.3	35.0
Other non-current assets	148.8	143.7

Total assets	$5,776.4	$4,316.3

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term debt	$256.2	$128.4
Accounts payable	147.6	146.0
Accrued compensation and benefits	169.2	143.9
Deferred revenue	348.4	237.6
Accrued warranty expense	15.3	18.3
Other current liabilities	118.5	99.2

Total current liabilities	1,055.2	773.4
Long-term debt	1,712.3	785.5
Non-current deferred revenue	38.8	39.0
Deferred income tax liabilities	73.8	47.8
Income taxes payable	71.3	94.1
Other non-current liabilities	150.2	162.0

Total liabilities	3,101.6	1,901.8

Stockholders’ equity:
Common stock	0.3	0.2
Additional paid-in capital	1,591.9	1,461.1
Retained earnings	1,268.3	1,084.6
Accumulated other comprehensive loss	(186.1)	(131.4)

Total Trimble Inc. stockholders’ equity	2,674.4	2,414.5
Noncontrolling interests	0.4	—

Total stockholders’ equity	2,674.8	2,414.5

Total liabilities and stockholders’ equity	$5,776.4	$4,316.3

*	Prior-period information has been restated for the adoption of ASC 606, Revenue from Contracts with Customers.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Fiscal Years
	2018	2017 * As Adjusted
Cash flow from operating activities:
Net Income	$283.3	$118.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	35.6	34.6
Amortization expense	179.6	148.8
Stock-based compensation	76.9	64.8
Income (loss) from equity method investments	1.9	(11.4)
Other non-cash items	14.7	(1.3)
Decrease (increase) in assets:
Accounts receivable, net	(51.0)	(42.7)
Inventories	(45.0)	(37.3)
Other current and non-current assets	(22.6)	(10.0)
Increase (decrease) in liabilities:
Accounts payable	(2.0)	25.7
Accrued compensation and benefits	18.6	34.0
Deferred revenue	76.3	19.3
Other liabilities	(79.6)	86.7

Net cash provided by operating activities	486.7	429.7

Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	(1,763.5)	(280.2)
Acquisitions of property and equipment	(67.6)	(43.7)
Purchases of short-term investments	(24.0)	(288.0)
Proceeds from maturities of short-term investments	6.2	122.1
Proceeds from sales of short-term investments	196.8	97.7
Other	2.5	20.9

Net cash used in investing activities	(1,649.6)	(371.2)

Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	40.2	73.8
Repurchases of common stock	(93.0)	(285.3)
Proceeds from debt and revolving credit lines	2,976.4	786.0
Payments on debt and revolving credit lines	(1,925.1)	(495.4)
Other	(9.1)	(12.6)

Net cash provided by financing activities	989.4	66.5

Effect of exchange rate changes on cash and cash equivalents	(12.5)	17.4

Net increase (decrease) in cash and cash equivalents	(186.0)	142.4
Cash and cash equivalents - beginning of period	358.5	216.1

Cash and cash equivalents - end of period	$172.5	$358.5

*

Prior period information has been restated for the adoption of ASC 606, Revenue from Contracts with Customers, and ASU No. 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments.

REPORTING SEGMENTS

GAAP TO NON-GAAP RECONCILIATION

(Dollars in millions)

(Unaudited)

			Reporting Segments
			Buildings		Resources
			and		and
			Infrastructure	Geospatial	Utilities	Transportation
FOURTH QUARTER OF FISCAL 2018 :
Revenue			$279.9	$178.8	$129.9	$196.9
Acquired deferred revenue adjustment	(A	)	7.1	—	0.2	0.1

Non-GAAP Revenue			$287.0	$178.8	$130.1	$197.0

Operating income before corporate allocations			$67.2	$40.1	$35.1	$44.4
Acquired deferred revenue adjustment	(A	)	7.1	—	0.2	0.1
Amortization of acquired capitalized commissions	(G	)	(1.8)	—	—	—

Non-GAAP Operating income before corporate allocations			$72.5	$40.1	$35.3	$44.5

Operating margin (% of segment external net revenue)			24.0%	22.4%	27.0%	22.5%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)			25.3%	22.4%	27.1%	22.6%
FOURTH QUARTER OF FISCAL 2017 as adjusted:
Revenue			$204.4	$174.9	$132.0	$188.5
Acquired deferred revenue adjustment	(A	)	0.7	—	0.4	0.2

Non-GAAP Revenue			$205.1	$174.9	$132.4	$188.7

Operating income before corporate allocations			$41.4	$35.4	$32.2	$35.2
Acquired deferred revenue adjustment	(A	)	0.7	—	0.4	0.2
Amortization of acquired capitalized commissions	(G	)	(0.2)	—	—	(0.2)

Non-GAAP Operating income before corporate allocations			$41.9	$35.4	$32.6	$35.2

Operating margin (% of segment external net revenue)			20.3%	20.2%	24.4%	18.7%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)			20.4%	20.2%	24.6%	18.7%
FISCAL YEAR 2018 :
Revenue			$1,065.5	$723.1	$567.1	$752.7
Acquired deferred revenue adjustment	(A	)	22.2	—	1.0	0.4

Non-GAAP Revenue			$1,087.7	$723.1	$568.1	$753.1

Operating income before corporate allocations			$239.0	$166.4	$167.4	$142.9
Acquired deferred revenue adjustment	(A	)	22.2	—	1.0	0.4
Amortization of acquired capitalized commissions	(G	)	(4.5)	—	(0.2)	—

Non-GAAP Operating income before corporate allocations			$256.7	$166.4	$168.2	$143.3

Operating margin (% of segment external net revenue)			22.4%	23.0%	29.5%	19.0%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)			23.6%	23.0%	29.6%	19.0%
FISCAL YEAR 2017 as adjusted:
Revenue			$829.4	$658.5	$481.0	$677.6
Acquired deferred revenue adjustment	(A	)	1.1	—	1.0	0.7

Non-GAAP Revenue			$830.5	$658.5	$482.0	$678.3

Operating income before corporate allocations			$176.0	$129.4	$137.0	$114.4
Acquired deferred revenue adjustment	(A	)	1.1	—	1.0	0.7
Amortization of acquired capitalized commissions	(G	)	(0.9)	—	(0.1)	(0.3)

Non-GAAP Operating income before corporate allocations			$176.2	$129.4	$137.9	$114.8

Operating margin (% of segment external net revenue)			21.2%	19.7%	28.5%	16.9%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)			21.2%	19.7%	28.6%	16.9%

Note: Fourth quarter and fiscal 2017 information has been restated for the adoption of ASC 606, Revenue from Contracts with Customers.

GAAP TO NON-GAAP RECONCILIATION

(Dollars in millions, except per share data)

(Unaudited)

		Fourth Quarter of						Fiscal Years
		2018			2017 * As Adjusted			2018			2017 * As Adjusted
		Dollar	% of		Dollar	% of		Dollar	% of		Dollar	% of
		Amount	Revenue		Amount	Revenue		Amount	Revenue		Amount	Revenue
REVENUE:
GAAP revenue:		$785.5			$699.8			$3,108.4			$2,646.5
Acquired deferred revenue adjustment	(A)	7.4			1.3			23.6			2.8

Non-GAAP Revenue:		$792.9			$701.1			$3,132.0			$2,649.3

GROSS MARGIN:
GAAP gross margin:		$435.2	55.4%		$359.5	51.4%		$1,681.0	54.1%		$1,377.6	52.1%
Acquired deferred revenue adjustment	(A)	7.4			1.3			23.6			2.8
Restructuring charges	(B)	—			2.3			0.5			3.6
Amortization of purchased intangible assets	(C)	28.0			23.3			103.2			85.8
Stock-based compensation	(D)	1.2			1.1			4.5			3.9
Amortization of acquisition-related inventory step-up	(E)	0.2			—			0.2			2.8
Acquisition / divestiture items	(F)	—			—			2.0			—

Non-GAAP gross margin:		$472.0	59.5%		$387.5	55.3%		$1,815.0	58.0%		$1,476.5	55.7%

OPERATING EXPENSES:
GAAP operating expenses:		$345.6	44.0%		$303.8	43.4%		$1,360.3	43.8%		$1,141.9	43.1%
Restructuring charges	(B)	(1.9)			(0.4)			(8.2)			(6.9)
Amortization of purchased intangible assets	(C)	(18.7)			(16.4)			(76.4)			(63.0)
Stock-based compensation	(D)	(22.6)			(18.7)			(72.4)			(60.9)
Acquisition / divestiture items	(F)	(4.1)			(1.3)			(36.9)			(7.4)
Amortization of acquired capitalized commissions	(G)	1.8			0.4			4.7			1.3

Non-GAAP operating expenses:		$300.1	37.8%		$267.4	38.1%		$1,171.1	37.4%		$1,005.0	37.9%

OPERATING INCOME:
GAAP operating income:		$89.6	11.4%		$55.7	8.0%		$320.7	10.3%		$235.7	8.9%
Acquired deferred revenue adjustment	(A)	7.4			1.3			23.6			2.8
Restructuring charges	(B)	1.9			2.7			8.7			10.5
Amortization of purchased intangible assets	(C)	46.7			39.7			179.6			148.8
Stock-based compensation	(D)	23.8			19.8			76.9			64.8
Amortization of acquisition-related inventory step-up	(E)	0.2			—			0.2			2.8
Acquisition / divestiture items	(F)	4.1			1.3			38.9			7.4
Amortization of acquired capitalized commissions	(G)	(1.8)			(0.4)			(4.7)			(1.3)

Non-GAAP operating income:		$171.9	21.7%		$120.1	17.1%		$643.9	20.6%		$471.5	17.8%

NON-OPERATING INCOME (EXPENSE), NET:
GAAP non-operating income (expense), net:		$(21.6)			$(7.1)			$(42.7)			$12.5
Acquisition / divestiture items	( F )	1.0			8.6			(0.3)			(0.3)
Debt issuance costs	( H )	—			—			6.7			—

Non-GAAP non-operating income (expense), net:		$(20.6)			$1.5			$(36.3)			$12.2

			GAAP and Non-GAAP Tax Rate %	(M)		GAAP and Non-GAAP Tax Rate %	(M)		GAAP and Non-GAAP Tax Rate %	(M)		GAAP and Non-GAAP Tax Rate %	(M)
INCOME TAX PROVISION (BENEFIT):
GAAP income tax provision (benefit):		$(18.8)	(28)%		$84.4	174%		$(5.3)	(2)%		$129.7	52%
Non-GAAP items tax effected	(I)	11.0			10.1			47.8			46.9
Difference in GAAP and Non-GAAP tax rate	(J)	9.3			13.6			27.3			14.8
Tax reform impacts	(K)	17.7			(80.2)			21.3			(80.2)
Reserve release upon statute of limitations expiration	(L)	9.5			—			24.3			—

Non-GAAP income tax provision:		$28.7	19%		$27.9	23%		$115.4	19%		$111.2	23%

NET INCOME (LOSS):
GAAP net income (loss) attributable to Trimble Inc.:		$86.5			$(35.9)			$282.8			$118.4
Acquired deferred revenue adjustment	(A)	7.4			1.3			23.6			2.8
Restructuring charges	(B)	1.9			2.7			8.7			10.5
Amortization of purchased intangible assets	(C)	46.7			39.7			179.6			148.8
Stock-based compensation	(D)	23.8			19.8			76.9			64.8
Amortization of acquisition-related inventory step-up	(E)	0.2			—			0.2			2.8
Acquisition / divestiture items	(F)	5.1			9.9			38.6			7.1
Amortization of acquired capitalized commissions	(G)	(1.8)			(0.4)			(4.7)			(1.3)
Debt issuance costs	(H)	—			—			6.7			—
Non-GAAP tax adjustments	(I) + (J) + (K) + (L)	(47.5)			56.5			(120.7)			18.5

Non-GAAP net income attributable to Trimble Inc.:		$122.3			$93.6			$491.7			$372.4

DILUTED NET INCOME (LOSS) PER SHARE:
GAAP diluted net income (loss) per share attributable to Trimble Inc.:		$0.34			$(0.14)			$1.12			$0.46
Acquired deferred revenue adjustment	(A)	0.03			0.01			0.09			0.01
Restructuring charges	(B)	0.01			0.01			0.04			0.04
Amortization of purchased intangible assets	(C)	0.18			0.15			0.71			0.58
Stock-based compensation	(D)	0.10			0.08			0.30			0.25
Amortization of acquisition-related inventory step-up	(E)	—			—			—			0.01
Acquisition / divestiture items	(F)	0.02			0.04			0.15			0.03
Amortization of acquired capitalized commissions	(G)	(0.01)			—			(0.02)			—
Debt issuance costs	(H)	—			—			0.03			—
Non-GAAP tax adjustments	(I) + (J) + (K) + (L)	(0.19)			0.22			(0.48)			0.07

Non-GAAP diluted net income per share attributable to Trimble Inc.:		$0.48			$0.37			$1.94			$1.45

*	Prior-period information has been restated for the adoption of ASC 606, Revenue from Contracts with Customers.

		First Quarter of 2019
		Low End	High End
FORECASTED DILUTED NET INCOME PER SHARE:
Forecasted GAAP diluted net income per share attributable to Trimble Inc.:		$0.21	$0.25
Acquired deferred revenue adjustment	(A)	0.01	0.01
Restructuring charges	(B)	0.01	0.01
Amortization of purchased intangible assets	(C)	0.18	0.18
Stock-based compensation	(D)	0.09	0.09
Acquisition / divestiture items	(F)	0.01	0.01
Amortization of acquired capitalized commissions	(G)	(0.01)	(0.01)
Non-GAAP tax adjustments	(I) + (J) + (K) + (L)	(0.06)	(0.06)

Forecasted non-GAAP diluted net income per share attributable to Trimble Inc.:		$0.44	$0.48

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

To help investors understand Trimble’s past financial performance and future results, as well as its performance relative to competitors, Trimble supplements the financial results that the Company provides in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. These non-GAAP measures can be used to evaluate Trimble’s historical and prospective financial performance, as well as its performance relative to competitors. The Company’s management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business, and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Trimble believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting the business. Further, Trimble believes some of the Company’s investors track “core operating performance” as a means of evaluating performance in the ordinary, ongoing, and customary course of the Company’s operations. Core operating performance excludes items that are non-cash, not expected to recur or not reflective of ongoing financial results. Management also believes that looking at Trimble’s core operating performance provides a supplemental way to provide consistency in period to period comparisons.

The method the Company uses to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies including industry peer companies, limiting the usefulness of these measures for comparative purposes.

Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with Trimble’s consolidated financial statements prepared in accordance with GAAP. The non-GAAP financial measures included in the previous table as well as detailed explanations to the adjustments to comparable GAAP measures, are set forth below:

Non-GAAP revenue

We believe this measure helps investors understand the performance of our business, as non-GAAP revenue excludes the effects of certain acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends.

Non-GAAP gross margin

We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions and manufacturing costs influence our business. Non-GAAP gross margin excludes the effects of acquired deferred revenue that was written down to fair value in purchase accounting, restructuring charges, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, and acquisition/divestiture items associated with the acceleration of acquisition stock options from GAAP gross margin. We believe that these adjustments offer investors additional information that may be useful to view trends in our gross margin performance.

Non-GAAP operating expenses

We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue. Non-GAAP operating expenses exclude restructuring charges, amortization of purchased intangible assets, stock-based compensation, acquisition/divestiture items associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration and other costs including the acceleration of acquisition stock options, as well as adjustment to the fair value of earn-out liabilities, and the effects of certain acquired capitalized commissions that was eliminated in purchase accounting from GAAP operating expenses. We believe that these adjustments offer investors supplemental information to facilitate comparison of our operating expenses to our prior results.

Non-GAAP operating income

We believe our investors benefit by understanding our non-GAAP operating income trends which are driven by revenue, gross margin, and spending. Non-GAAP operating income excludes the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, restructuring charges, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, and acquisition/divestiture items from GAAP operating income. We believe that these adjustments offer an alternative means for our investors to evaluate current operating performance compared to results of other periods.

Non-GAAP non-operating income (expense), net

We believe this measure helps investors evaluate our non-operating income trends. Non-GAAP non-operating income (expense), net excludes acquisition/divestiture gains/losses associated with unusual acquisition related items such as intangible asset impairment charges, gains or losses related to the acquisitions, or sale of certain businesses and investments, and debt issuance costs. We believe that these exclusions provide investors with a supplemental view of our ongoing financial results.

Non-GAAP income tax provision

We believe that providing investors with the non-GAAP income tax provision is beneficial because it provides for consistent treatment of the excluded items in our non-GAAP presentation.

Non-GAAP net income

This measure provides a supplemental view of net income trends which are driven by non-GAAP income before taxes and our non-GAAP tax rate. Non-GAAP net income excludes the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, restructuring charges, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition/divestiture items, debt issuance costs, and non-GAAP tax adjustments from GAAP net income. We believe our investors benefit from understanding these adjustments and from an alternative view of our net income performance as compared to our past net income performance.

Non-GAAP diluted net income per share

We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the company. Non-GAAP diluted net income per share excludes the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, restructuring charges, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition/divestiture items, debt issuance cost, and non-GAAP tax adjustments from GAAP diluted net income per share. We believe that these adjustments offer investors a useful view of our diluted net income per share as compared to our past diluted net income per share.

These non-GAAP measures can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors. We believe some of our investors track our “core operating performance” as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Core operating performance excludes items that are non-cash, not expected to recur or not reflective of ongoing financial results. Management also believes that looking at our core operating performance provides a supplemental way to provide consistency in period to period comparisons. Accordingly, management excludes from non-GAAP those items relating to the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, restructuring charges, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition/divestiture items, debt issuance costs, and non-GAAP tax adjustments. For detailed explanations of the adjustments made to comparable GAAP measures, see items (A) - ( M ) below.

(A)

Acquired deferred revenue adjustment. Purchase accounting generally requires us to write-down acquired deferred revenue to fair value. Our GAAP revenue includes the fair value impact from purchase accounting for post contract support and subscriptions contracts assumed in connection with our acquisitions. The non-GAAP adjustment to our revenue is intended to reflect the full amount of such revenue. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business and facilitates analysis of revenue growth and business trends.

(B)

Restructuring charges. Included in our GAAP presentation of cost of sales and operating expenses, restructuring charges recorded are primarily for employee compensation resulting from reductions in employee headcount in connection with our company restructurings. We exclude restructuring charges from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparisons to our past operating performance. We have incurred restructuring expense in each of the periods presented. However the amount incurred can vary significantly based on whether a restructuring has occurred in the period and the timing of headcount reductions.

(C)

Amortization of purchased intangible assets. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. U.S. GAAP accounting requires that intangible assets are recorded at fair value and amortized over their useful lives. Consequently, the timing and size of our acquisitions will cause our operating results to vary from period to period, making a comparison to past performance difficult for investors. This accounting treatment may cause differences when comparing our results to companies that grow internally because the fair value assigned to the intangible assets acquired through acquisition may significantly exceed the equivalent expenses that a company may incur for similar efforts when performed internally. Furthermore, the useful life that we use to amortize our intangible assets over may be substantially different from the time period that an internal growth company incurs and recognizes such expenses. We believe that by excluding the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed, it provides an alternative way for investors to compare our operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. However, we note that companies that grow internally will incur costs to develop intangible assets that will be expensed in the period incurred, which may make a direct comparison more difficult.

(D)

Stock-based compensation. Included in our GAAP presentation of cost of sales and operating expenses, stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense. For the fourth quarter and fiscal years 2018 and 2017, stock-based compensation was allocated as follows:

	Fourth Quarter of		Fiscal Years
(Dollars in millions)	2018	2017	2018	2017
Cost of sales	$1.2	$1.1	$4.5	$3.9
Research and development	4.8	2.7	15.0	10.4
Sales and Marketing	2.8	2.3	10.0	9.3
General and administrative	15.0	13.7	47.4	41.2

Total stock-based compensation	$23.8	$19.8	$76.9	$64.8

(E)

Amortization of acquisition-related inventory step-up. The purchase accounting entries associated with our business acquisitions require us to record inventory at its fair value, which is sometimes greater than the previous book value of the inventory. Included in our GAAP presentation, the increase in inventory value is amortized to cost of sales over the period that the related product is sold. We exclude inventory step-up amortization from our non-GAAP measures because it is a non-cash expense that we do not believe is indicative of our ongoing operating results. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.

(F)

Acquisition / divestiture items. Included in our GAAP presentation of cost of sales and operating expenses, acquisition costs consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal, due diligence, integration and other closing costs, including the acceleration of acquisition stock options, as well as adjustments to the fair value of earn-out liabilities. Included in our GAAP presentation of non-operating income (expense), net, acquisition/divestiture items includes unusual acquisition, investment and/or divestiture gains/losses. Although we do numerous acquisitions, the costs that have been excluded from the non-GAAP measures are costs specific to particular acquisitions. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.

(G)

Amortization of acquired capitalized commissions. Purchase accounting generally requires us to eliminate capitalized sales commissions balances as of the acquisition date. Our GAAP sales and marketing expenses generally do not reflect the amortization of these capitalized sales commissions balances. The non-GAAP adjustment to increase our sales and marketing expenses is intended to reflect the full amount of amortization related to such balances as though the acquired companies operated independently in the periods presented. We believe this adjustment to sales and marketing expenses is useful to investors as a measure of the ongoing performance of our business.

(H)

Debt issuance costs. Included in our non-operating income (loss), net this amount represents incurred costs in connection with the Bridge Facility, costs associated with the issuance of new credit facilities and Senior Notes that were not capitalized as debt issuance costs and a write-off of debt issuance costs for terminated and/or modified credit facilities. We excluded the debt issuance cost write-off from our non-GAAP measures. We believe that investors benefit from excluding this item from our non-operating income to facilitate an evaluation of our non-operating income trends.

(I)

Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A) - (H) on non-GAAP net income. We believe this information is useful to investors because it provides for consistent treatment of the excluded items in this non-GAAP presentation.

(J)

Difference in GAAP and Non-GAAP tax rate. This amount represents the difference between the GAAP and Non-GAAP tax rates applied to the Non-GAAP operating income plus the Non-GAAP non-operating income (expense), net. We believe that investors benefit from excluding this amount from our non-GAAP income tax provision because it facilitates a comparison of the non-GAAP tax provision in the current and prior periods.

(K)

Tax reform impacts. This amount represents the provision for income taxes recorded as a result of the Tax Act enacted in December 22, 2017. The provision primarily includes a one-time transition tax on accumulated foreign earnings and related adjustments to deferred taxes and reserves, and revaluation of deferred taxes due to the reduction of U.S. income tax rate. We are required to recognize the effect of the tax law changes in the period of enactment. We excluded this item as it is a non-recurring expense. We believe that investors benefit from excluding this item from our non-GAAP income tax provision because it allows for period-over-period comparability.

(L)

Reserve release upon statute of limitations expiration. This amount represents a one time benefit totaling $24.3 million in fiscal 2018 resulting from a reserve release due to the expiration of year 2010, 2013, and 2014 statute of limitations. We excluded this because it is non-recurring and is not indicative of our core operating performance.

(M)

GAAP and non-GAAP tax rate percentages. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes. We believe that investors benefit from a presentation of non-GAAP tax rate percentage as a way of facilitating a comparison to non-GAAP tax rates in prior periods.